UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549

                                FORM 8-K


                             CURRENT REPORT



                   PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  January 28, 1997



                   NATIONAL SEMICONDUCTOR CORPORATION
                   ----------------------------------
         (Exact name of registrant as specified in its charter)


        DELAWARE              1-6453                   95-2095071
        --------              -------                  ----------
(State of incorporation)    (Commission             (I.R.S. Employer
                             File Number)            Identification No.)



                2900 Semiconductor Drive, P.O. Box 58090
                   Santa Clara, California  95052-8090
                   -----------------------------------
                (Address of principal executive offices)


Registrant's telephone number, including area code:  (408) 721-5000




NATIONAL SEMICONDUCTOR CORPORATION

INDEX
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                                                          Page No.
                                                          --------


Item 5. Other Events                                         3

Item 7. Financial Statements and Exhibits                    3

Signature                                                    4




Item 5 Other Events
-------------------

     The information which is set forth in the Registrant's News Release dated January 27, 1997 is incorporated herein by reference.

Upon the close of the sale of the Fairchild Semiconductor business, the Company expects to file a separate Form 8-K in which it will report the details of the completed transaction.


Item 7. Financial Statements and Exhibits
-----------------------------------------

    (c). Exhibits
         --------

         Designation
         of Exhibit    Description of Exhibit
         ------------  ----------------------
              99       Contents of News Release dated  January 27, 1997.





SIGNATURE
---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   NATIONAL SEMICONDUCTOR CORPORATION



Date:  January 28, 1997
                                     /s/ Richard D. Crowley, Jr.
                                     ----------------------------------
                                     Richard D. Crowley, Jr.
                                     Vice President and Controller
                                     Signing on behalf of the registrant
                                     and as principal accounting officer


Exhibit 99                                      NEWS RELEASE

For more information:

   P.R.: Alan Bernheimer          or     Bill Callahan
         (408) 721-8665                  (408) 721-2871
         alan.bernheimer@nsc.com         bill.callahan@nsc.com

   Financial: Jim Foltz
              (408) 721-5693
              invest@nsc.com

NATIONAL SEMICONDUCTOR SIGNS AGREEMENT
FOR SALE OF FAIRCHILD SEMICONDUCTOR BUSINESS

Santa Clara, CA, January 27, 1997 - National Semiconductor Corporation (NYSE:NSM) today announced it has signed an agreement to sell its Fairchild Semiconductor business, which consists of a broad portfolio of logic, discrete and non-volatile memory semiconductor devices aimed at high-volume markets.
     The agreement calls for Fairchild Semiconductor's management and Sterling, LLC, a Citicorp Venture Capital, Ltd. investment portfolio company, to lead a $550-million recapitalization of Fairchild Semiconductor. National Semiconductor Corporation will retain a minority equity interest in Fairchild Semiconductor. The transaction provides for continuing commercial cooperation between Fairchild and National for a substantial transition period. The closing is expected to occur by the end of National Semiconductor's 1997 fiscal year, which ends May 25, 1997. At that time National expects to record a gain on the sale after determining final divestiture costs and transition liabilities.
     Brian L. Halla, president and CEO of National Semiconductor, said, "This sale enables each company to concentrate on its core competencies to maximize their businesses, which operate with very different strategies and success models.
     "National can now focus more closely on delivering highly integrated systems solutions based on our analog and mixed signal expertise addressing solutions for the information superhighway, communications, consumer and personal systems marketplace."
     Kirk P. Pond, president and CEO of Fairchild Semiconductor, said, "This transition to independent status unlocks the inherent value in Fairchild. As a leading supplier of multimarket products, we are committed to providing and delivering the best portfolio of logic, discrete power and signal, and non-volatile memory technologies in the industry. We can now also move forward and separately grow the Fairchild business."
     After the sale is completed National will have 12,300 employees and Fairchild will have 6,400. National will continue to operate wafer fabrication facilities at Santa Clara, California; Arlington, Texas; and Greenock, Scotland; as well as the new 8-inch, 0.35-micron wafer fab at South Portland, Maine. National will also operate test and assembly sites in Singapore and Melaka, Malaysia.
     Fairchild Semiconductor will be headquartered in South Portland, Maine, with its memory and discrete product groups located in Santa Clara, California. Fairchild will operate 4-, 5- and 6-inch wafer fabs in South Portland and a 6-inch fab in West Jordan, Utah. Fairchild also will operate test and assembly facilities in Penang, Malaysia and Cebu, the Philippines. National and Fairchild have entered into foundry and assembly agreements under which both companies will supply products to each other in order to support their joint customer base. In fiscal 1996, which ended May 26, 1996, the consolidated revenues of National and Fairchild were $2.6 billion, with approximately $2.0 billion from National's continuing businesses and $0.6 billion from the Fairchild product lines.
     Additional company and product information is available on the World Wide Web at www.national.com.